EXHIBIT 4.1

                         COMPENSATORY SERVICE AGREEMENT

         This Consulting Agreement is made effective this 2nd day of June, 1997, by and between Seymour Kroll ("Consultant") and Proformix Systems, Inc. ("Client") with respect to the following:

         WHEREAS, Consultant has been rendering valuable services to Client in connection with financial advice and locating business opportunities; and

         WHEREAS, Client desires to compensate Consultant for his services.

                                   AGREEMENT

         NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which is expressly acknowledged, Client and Consultant agree as follows:

                  1.       Engagement of Consultant.

                           Client  hereby  retains  Consultant  to  continue  to
assist Client in general financial activities, including coordinating relations with market makers, shareholders, investment analysts and stockbrokers. The foregoing services collectively are referred to herein as the "Consulting Services".

                  2.       Compensation.

                           Client shall issue to  Consultant,  upon execution of
this Agreement, 110,000 shares of the Client's Common Stock. The Client agrees to register the shares of Client's Common Stock under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8 or other appropriate form, to be filed with the Securities and Exchange Commission.


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                  3.       Term of Agreement, Extensions and Renewals.

                           This  Agreement  shall  have a term of twelve  months
from the date hereof.

Client can terminate this Agreement in the event Consultant fails to follow Client's instructions. Client must advise Consultant that his actions or inactions are unacceptable and give Consultant a reasonable time to comply. If Consultant fails to comply, or at later times makes the same unacceptable action or inaction he can be terminated hereunder by Client' service of notice of termination to Consultant. In addition, Client can terminate this Agreement if in the reasonable judgment of its Board of Directors, Consultant's actions or conduct would make it unreasonable to require Client to retain Consultant. Such acts are limited to dishonesty, illegal activities, activities harmful to the reputation of the Client, activities which create civil or criminal liability for the Client. In the event of termination pursuant to this paragraph, the Consultant shall be entitled to exercise the Warrant and the Client will be responsible to reimburse costs and expenses to Consultant as set forth in this Agreement.

                  4.       Nondisclosure of Confidential Information.

                           In  consideration  for the Client  entering into this
Agreement, Consultant agrees that the following items used in the Clients business are secret, confidential, unique, and valuable, were developed by Client at great cost and over a long period of time, and disclosure of any of the items to anyone other than Client's officers, agents, or authorized employees will cause Client irreparable injury.

                           A. Non public financial information, accounting information, plans of operations, possible mergers or acquisitions prior to the public announcement.


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                           B.       Customer  lists,   call  lists,   and  other
                                    confidential customer data;

                           C. Memoranda, notes, records concerning the technical processes conducted by Client;

                           D.       Sketches,    plans,   drawings   and   other
                                    confidential research and development data or;

                           E. Manufacturing processes, chemical formulae, and the composition of Client's products.

                  5.       Best Efforts Basis.

                           Consultant   agrees   that  he  will  at  all   times
faithfully and to the best of his experience, ability and talents, perform all the duties that may be required of and from Consultant pursuant to the terms of this Agreement. Consultant does not guarantee that his efforts will have any impact on Client's business or that any subsequent financial improvement will result of Consultant's efforts. Client understands and acknowledges that the success or failure of Consultant's efforts will be predicated on Client's assets and operating results.

                  5.       Client's Right to Approve Transactions.

                           Client expressly retains the right to approve, in its
sole discretion, each and every transaction introduced by Consultant that involves Client as a party to any agreement. Consultant and Client mutually agree that Consultant is not authorized to enter into agreements on behalf of Client.

                  6.       Place of Services.

                           The Consulting Services  contemplated to be performed
by Consultant will be performed at locations selected by Consultant.


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                  7.       Costs and Expenses.

                           Client  shall  be  responsible   for  all  reasonable
out-of-pocket expenses, travel expenses, third party expenses, filing fees, copy and mailing expenses that Consultant may incur in performing Consulting Services under this Agreement, provided that such expenses are authorized by the Client.

                  8.       Work Stoppage or Early Termination.

                           Notwithstanding  anything to the  contrary  contained
herein, Client shall have the right at any time to direct Consultant to cease work or abandon its efforts on Client's behalf, and to refrain from commencing any new work or providing any further Consulting Services hereunder.

                  9.       Non-Exclusive Services.

                           Client  acknowledges  that  Consultant  is  currently
providing services of the same or similar nature to other parties and Client agrees that Consultant is not prevented or barred from rendering services of the same nature or a similar nature to any other individual or entity. Consultant understands and agrees that Client shall not be prevented or barred from retaining other persons or entities to provide services of the same or similar nature as those provided by Consultant. Consultant will advise Client of its position with respect to any activity, employment, business arrangement or potential conflict of interest which may be relevant to this Agreement.

                  10.      All Prior Agreements Terminated.

                           This Agreement  constitutes the entire  understanding
of the parties with respect to the engagement of Consultant for the services set forth in Article 1 hereof and all


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prior agreements and  understandings  with respect thereto are hereby terminated and shall be of no force or effect.

                  11.      Representations and Warranties of Client.

                           Client hereby  represents  and warrants to Consultant
that:

                           A. Corporate Existence. Client is a corporation duly organized and validly existing, under the laws of the State of Delaware, with corporate power to own property and carry on its business as it is now being conducted.

                           B. No Conflict. This Agreement has been duly executed by Client and the execution and performance of this Agreement will not violate, or result in a breach of, or constitute a default in any agreement, instrument, judgment, decree or order to which Client is a party or to which Client is subject, nor will such execution and
                                    performance   constitute   a  violation   or
                                    conflict of any fiduciary duty to which Client is subject.

                           C. Validity of Shares. The shares of Common Stock are and will be when issued, duly authorized, validly issued, fully paid, non-assessable, and free and clear of all liens and encumbrances.

                           D. Authority. Client has the full legal right, power, authority and approval required to enter into, execute and deliver the shares of Common Stock and to fully perform all of its obligations hereunder.


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                  12.      Representations and Warranties of Consultant.

                           Consultant  hereby  represents  and warrant to Client
that:

                           A. Form S-8. Consultant hereby represents that he has not engaged in any direct or indirect capital raising activities on behalf of the Client and/or its affiliates.

                           B. Prior Experience. Consultant has extensive experience in the areas of the services he is to perform hereunder and has performed the services contemplated by this Agreement for the benefit of other client-companies.

                           C. Information. No representation or warranty contained herein, nor a statement in any document, certificate or schedule furnished or to be furnished pursuant to this Agreement by Consultant, or in connection with the transaction contemplated hereby, contains or contained any untrue statement of material fact.

                           D. Inside Information - Securities Laws Violations. In the course of the performance of his duties, Consultant may become aware of information which may be considered "inside information" within the meaning of the Federal Securities Laws, Rules and Regulations. Consultant acknowledge that his use of such information to purchase or sell securities of Client, or its affiliates, or to transmit such information to any other party with a view to


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                                    buy,  sell or  otherwise  deal  in  Client's
                                    securities is prohibited by law and would constitute a breach of this Agreement.

                           E. Agreement Does not Contemplate Corrupt Practice, Domestic or Foreign. All payments under this Agreement constitute compensation for services performed and this Agreement any all payments, and the use of the payments  by  Consultant,  do and  shall not
                                    constitute  an offer,  payment or promise or
                                    authorization  of  payment  of any  money or
                                    gift to an official or  political  party of,
                                    or  candidate  for  political  office in any
                                    jurisdiction  within or  outside  the United
                                    States.  These  payments  may not be used to
                                    influence   any  act  or   decision   of  an
                                    official,   party,   or   candidate  to  use
                                    his/her/its  influence  with a government to
                                    assist  Client in obtaining,  retaining,  or
                                    directing  business  to Client or any person
                                    or other corporate  entity.  As used in this
                                    paragraph,  the term  "official"  means  any
                                    officer or employee of a government,  or any
                                    person acting in an official capacity for or
                                    on  behalf  of  any  government;   the  term
                                    "government"    includes   any   department,
                                    agency, or  instrumentality of a government.

                           F. Reliance upon Representations. The information provided pursuant to this Agreement may be relied upon by Client, as true and correct as of the date hereof. Further, Consultant represents as follows:


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                                    (a)      by reason of Consultant's knowledge
                                             and  experience  of  financial  and
                                             business  matters in  general,  and
                                             investments      in      particular
                                             Consultant is capable of evaluating
                                             the   merits   and  risks  of  this
                                             transaction   and  in  bearing  the
                                             economic  risks of an investment in
                                             the Common  Stock and the Client in
                                             general  and fully  understand  the
                                             speculative    nature    of    such
                                             securities  and the  possibility of
                                             such loss; and

                                    (b)      Consultant has had the  opportunity
                                             to  ask   questions   and   receive
                                             answers  concerning  the  terms and
                                             conditions  of  the  shares  to  be
                                             issued   hereby  and  reserved  for
                                             issuance  pursuant  hereto,  and to
                                             obtain any  additional  information
                                             which Client possess or can acquire
                                             without    reasonable   effort   or
                                             expense that is necessary to verity
                                             the    accuracy   of    information
                                             furnished; and

                                    (c)      Consultant  has been furnished with
                                             a  copy  of  Client's  most  recent
                                             Annual  Report on Form  10-KSB  and
                                             all reports or  documents  required
                                             to be filed  under  Section  13(a),
                                             14(a) and  15(d) of the  Securities
                                             Exchange Act of 1934, including but
                                             not limited to quarterly reports on
                                             Form 10-QSB; and,


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                                             in  addition,  that  Consultant has
                                             been    furnished   with   a  brief
                                             description of the Client's capital
                                             structure  and any material changes
                                             in  Client's  affairs  that may not
                                             have   been    disclosed   in   the
                                             aforementioned documents.

                           G. Subsequent Events. Consultant will notify Client if, subsequent to the date hereof, either party incurs obligations which could compromise its efforts and obligations under this Agreement.

                  13.      Consultant is not an Agent or Employee.

                           Consultant's obligations under this Agreement consist
solely of the Consulting Services described herein. In no event shall Consultant be considered to act as the employee or agent of Client or otherwise represent or bind Client. For the purposes of this Agreement, Consultant is an independent contractor. All final decisions with respect to acts of Client or its affiliates, whether or not made pursuant to or in reliance on information or advice furnished by Consultant hereunder, shall be those of Client or such affiliates and Consultant shall under no circumstances be liable for any expense incurred or loss suffered by Client as a consequence of such action or decisions.

                  14.      Miscellaneous.

                           A. Authority. The execution and performance of this Agreement have been duly authorized by all requisite corporate action. This Agreement constitutes a valid and binding obligation of the parties hereto.


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                           B.       Amendment.  This Agreement may be amended or
                                    modified at any time and in any manner only by an instrument in writing executed by the parties hereto.

                           C. Waiver. All the rights and remedies of either party under this Agreement are cumulative and not exclusive of any other rights and remedies provided by law. No delay or failure on the part of either party in the exercise of any right or remedy arising from a breach of this Agreement shall operate as a waiver of any subsequent right or remedy arising from a subsequent breach of this Agreement. The consent of any party where required hereunder to any act of occurrence shall not be deemed to be a consent to any other act of occurrence.

                           D.       Assignment.

                                            (i)      Neither this  Agreement nor
                                                     any  obligation  created by
                                                     it shall be  assignable  by
                                                     either  party  without  the
                                                     prior  written  consent  of
                                                     the other.

                                            (ii)     Nothing in this  Agreement,
                                                     expressed  or  implied,  is
                                                     intended to confer upon any
                                                     person,   other   than  the
                                                     parties      and      their
                                                     successors,  any  rights or
                                                     remedies     under     this
                                                     Agreement.

                           E. Notices. Any notice or other communication required or permitted by this Agreement must be in writing and shall be


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                                    deemed to be properly  given when  delivered
                                    in person to an officer of the other  party,
                                    when  deposited  in the United  States mails
                                    for  transmittal  by certified or registered
                                    mail,  postage  prepaid,  or when  deposited
                                    with  a   public   telegraph   company   for
                                    transmittal   or  when  sent  by   facsimile
                                    transmission, charges prepared provided that
                                    the   communication   is  addressed  to  the
                                    respective party at the place indicated on the first page of this Agreement or to such other person or address designed by the parties to receive notice.

                           F. Headings and Captions. The headings of paragraph are included solely for convenience. If a conflict exists between any heading and the text of this Agreement, the text shall control.

                           G. Entire Agreement. This Agreement annexed as an exhibit hereto contain the entire Agreement between the parties with respect to the transaction contemplated by the Agreement. This Agreement may be executed in any number of counterparts but the aggregate of the counterparts together constitute only one and the same instrument.

                           H. Effect of Partial Invalidity. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any


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                                    other provisions of this Agreement, but this
                                    Agreement shall be constructed as if it never contained any such invalid, illegal or unenforceable provisions.

                           I. Controlling Law. The validity, interpretation, and performance of this Agreement shall be controlled by and construed under the laws of the State of New York.

                           J. Attorney's Fees. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the
                                    prevailing   party   shall  be  entitled  to
                                    recover actual attorney's fee from the other
                                    party. The attorney's fees may be ordered by
                                    the  court  in  the  trial  of  any   action
                                    described  in  this   paragraph  or  may  be
                                    enforced in a separate action brought for determining attorney's fees.

                           K. Time is of the Essence. Time is of the essence of this Agreement and of each and every provision hereof.

                           L. Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transactions described herein.

                           M. Further Actions. At any time and from tie to time, each party agrees, at its or their expense, to take actions and to execute and


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                                    deliver   documents  as  may  be  reasonably
                                    necessary to effectuate the purpose of this Agreement.

                           N. Indemnification. Client and Consultant agree to indemnify, defend and hold each other harmless form and against all demands, claims, actions, losses, damages, liabilities, costs and expenses, including without limitation, interest, penalties and attorneys' fees and expenses asserted against or imposed or incurred by either party by reason of or resulting from a breach of any representation, warranty, covenant condition or agreement of the other party to this Agreement.

                           O. No Third Party Beneficiary. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto and their successors, any rights or remedies under or by reason of this Agreement, unless this Agreement specifically states such intent.


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                           P.       Facsimile  Counterparts.  If a  party  signs
                                    this  Agreement  and transmits an electronic
                                    facsimile of the signature page to the other
                                    party,    the   party   who   receives   the
                                    transmission  may rely  upon the  electronic
                                    facsimile   a   signed   original   of  this
                                    Agreement.

                  IN WITNESS WHEREOF, the parties have executed this Agreement on the date herein above written.

                                       PROFORMIX SYSTEMS, INC.

                                       By: /s/ Donald R. Yu
                                          ------------------------------------
                                          Donald R. Yu, President


                                       /s/ Seymour Kroll
                                       ---------------------------------------
                                       Seymour Kroll





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